EXHIBIT 3.01

                           CERTIFICATE OF AMENDMENT

                                     TO

                    RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                            GREY ADVERTISING INC.


                          PURSUANT TO SECTION 242 OF
             THE GENERAL CORPORATION LAW OF THE STATE OF DELWARE


                 Pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware, the undersigned Executive Vice President, Secretary and Treasurer of Grey Advertising Inc. does hereby certify:

               FIRST:    That the name of the corporation is GREY
          ADVERTISING INC.

               SECOND:   Subparagraph B.III(D)(9) of Article Fourth
          of the Restated Certificate of Incorporation of the Corporation is hereby amended to read as set forth below:

                     All outstanding shares of Class B Common
               Stock will automatically convert into shares of Common Stock on April 3, 2006. Upon such conversion, certificates evidencing previously outstanding shares of Class B Common Stock will thereafter be deemed to evidence a like number of shares of Common Stock. None of the provisions of this subparagraph (9) may be amended, altered, supplemented or repealed without the affirmative vote of the holders of the Common Stock, of the Class B Common Stock and of each series of the Preferred Stock entitled to vote and outstanding on the Distribution Record Date.

               THIRD:    This amendment to the Restated Certificate
          of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

               IN WITNESS WHEREOF, I hereunto sign my name and affirm that the statements made herein are true under the penalties of perjury, this 11th day of October, 1995.

                                      /s/ Stephen G. Felsher
                                      _________________________
                                      Steven G. Felsher
                                      Executive Vice President,
                                        Secretary and Treasurer